UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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GOLDEN QUEEN MINING CO. LTD.
(Name of Registrant as Specified In Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOLDEN QUEEN MINING CO. LTD.
6411 IMPERIAL AVENUE
WEST VANCOUVER, BC V7W 2J5

PROXY STATEMENT AND INFORMATION CIRCULAR

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 1, 2010

In this Proxy Statement and Information Circular, all references to “$” are references to United States dollars and all references to “C$” are references to Canadian dollars. As at July 28, 2010, one Canadian dollar was equal to approximately $<> in U.S. Currency.

GENERAL

The enclosed proxy is solicited by the board of directors of Golden Queen Mining Co. Ltd., a British Columbia corporation (the “Company” or “Golden Queen”), for use at the Special Meeting of Shareholders (the “Meeting”) of Golden Queen to be held at 10:00 a.m. (Pacific Standard Time) on Wednesday, September 1, 2010, at the offices of Morton & Company, Suite 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, and at any adjournment or postponement thereof. References to “shares” in this document will mean common shares of the Company unless otherwise noted.

Our administrative offices are located at 6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5. This Proxy Statement and the accompanying proxy card are being mailed to our shareholders on or about August 4, 2010.

The cost of solicitation will be borne by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation therefore. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial shareholders. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Proxy Statement and Information Circular, is estimated to be $12,000.

APPOINTMENT OF PROXYHOLDER

The persons named as proxyholder in the accompanying form of proxy were designated by the management of the Company (“Management Proxyholder”). A shareholder desiring to appoint some other person (“Alternate Proxyholder”) to represent him at the Meeting may do so by inserting such other person's name in the space indicated or by completing another proper form of proxy. A person appointed as proxyholder need not be a shareholder of the Company. All completed proxy forms must be deposited with Computershare Investor Services Inc. not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, before the time of the Meeting or any adjournment of it unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

EXERCISE OF DISCRETION BY PROXYHOLDER

The proxyholder will vote for or against or withhold from voting the shares, as directed by a shareholder on the proxy, on any ballot that may be called for. In the absence of any such direction, the Management Proxyholder will vote in favour of matters described in the proxy. In the absence of any direction as to how to vote the shares, an Alternate Proxyholder has discretion to vote them as he or she chooses.

The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations to matters identified in the attached Notice of Meeting and other matters which may properly come before the Meeting. At present, Management of the Company knows of no such amendments, variations or other matters.

PROXY VOTING

Registered Shareholders

If you are a registered shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person. Registered shareholders electing to submit a proxy may do so by completing the enclosed form of proxy (the “Proxy”) and returning it to the Company’s transfer agent, Computershare, in accordance with the instructions on the Proxy. In all cases you should ensure that the Proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold shares in their own name (referred to as “Beneficial Shareholders”). Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Company as the registered holders of shares).

If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder's name on the records of the Company. Such shares will more likely be registered under the names of the shareholder's broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

If you are a Beneficial Shareholder:

You should carefully follow the instructions of your broker or intermediary in order to ensure that your shares are voted at the Meeting. The form of proxy supplied to you by your broker will be similar to the Proxy provided to registered shareholders by the Company. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Services (“Broadridge”) in the United States and in Canada. Broadridge mails a voting instruction form in lieu of a Proxy provided by the Company. The voting instruction form will name the same persons as the Company's Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Company), other than the persons designated in the voting instruction form, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form. The completed voting instruction form must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge's instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. If you receive a voting instruction form from Broadridge, you cannot use it to vote shares directly at the Meeting - the voting instruction form must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your shares in that capacity. If you wish to attend the Meeting and indirectly vote your shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your shares.

REVOCATION OF PROXIES

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)

Executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Computershare Investor Services Inc. at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)	Personally attending the meeting and voting the registered shareholders’ shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Only registered shareholders have the right to revoke a Proxy. Non-Registered Holders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the Proxy on their behalf.

VOTING PROCEDURE

A quorum for the transaction of business at the Meeting is at least two persons present in person being shareholders entitled to vote at the Meeting or duly appointed proxies or representatives for absent shareholders so entitled. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Meeting. However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted “FOR” the approval, by special resolution, of the removal of Pre-existing Company Provisions (as defined in the Business Corporations Act (British Columbia), “FOR” the approval, by special resolution, of the adoption of new Articles of the Company, and “FOR” the approval, by special resolution, of the increase in the authorized capital of the Company from 100,000,000 to 150,000,000 common shares, all without par value. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On July 28, 2010 (the “Record Date”) there were 94,078,380 shares of our common stock (the “Common Stock”), issued and outstanding, each share carrying the right to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

To the knowledge of the Directors and executive officers of the Company, the beneficial owners or persons exercising control over Company shares carrying more than 5% of the outstanding voting rights are:

Name and Address	Number of Shares(1)	Nature of Ownership	Approximate % of Total Issued
Landon T. Clay Providence, RI	726,077	Sole voting and investment control	0.77%
	21,956,063(2)(4)	Shared voting and investment control	23.34%
Thomas M. Clay Providence, RI	1,168,522(3)	Sole voting and investment control	1.24%
	17,158,969(2)	Shared voting and investment control	18.24%
Harris Clay Augusta, GA	4,797,094(4)	Shared voting and investment control	5.10%
Soledad Mountain LLC Delaware	7,258,330(5)	Sole voting and investment control	7.72%
Sprott Asset Management Inc. Toronto, ON	11,860,300(6)	Sole voting and investment control	12.61%
Gammon Gold Inc. Toronto, ON	7,500,000(7)	Sole voting and investment control	7.97%

(1)

The information relating to the above share ownership was obtained by the Company from insider reports and beneficial ownership reports filed with the SEC or available at www.sedi.com, or from the shareholder, and includes direct and indirect holdings.

(2)	Landon Clay and Thomas Clay have shared voting and investment control of 17,158,969 shares.
(3)	Includes 300,000 shares issuable upon exercise of options.
(4)	Landon Clay and Harris Clay have shared voting and investment control of 4,797,094 shares.
(5)	Jonathon Clay is the managing member and has voting and investment control on the shares.
(6)	Sprott Asset Management LP holds the shares as portfolio manager.
(7)	Includes 2,500,000 shares issuable upon exercise of share purchase warrants.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting other than the election of directors and the appointment of auditors and as set out herein. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

PROPOSAL 1

REMOVAL OF PRE-EXISTING COMPANY PROVISIONS

Effective March 29, 2004, the Business Corporations Act (British Columbia) (the “Corporations Act”) replaced the previous Company Act (British Columbia) (the “Old Act”). As a consequence, all British Columbia companies are now governed under the Corporations Act. Every British Columbia company must have transitioned to the Corporations Act within two years from the coming into force of the Corporations Act. The Company transitioned to the Corporations Act in 2005.

Under the Corporations Act certain Pre-Existing Company Provisions (the “PCPs”) continue to apply to the Company unless such provisions are removed by way of special resolution of the shareholders. Removal of the PCPs would permit the Company to adopt updated corporate articles that reflect current business practice under the Corporations Act.

The board of directors of the Company proposes to remove the PCPs. The removal of the PCPs requires the affirmative vote of not less than 75% of the votes cast at the Meeting by shareholders of the Company, present in person or by proxy. Accordingly, the Company’s shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, a special resolution as follows:

“BE IT RESOLVED, as a Special Resolution, THAT:

(a)	the Pre-Existing Company Provisions set forth in Part 16 of the Regulations to the Business Corporations Act (British Columbia) are hereby removed and no longer apply to the Company;

(b)

any director of the Company is authorized to instruct its agents to file a Notice of Alteration to a Notice of Articles with the British Columbia Registrar of Companies along with all other necessary documents and take such further actions that may be necessary to effect the amendment; and

(c)

the board of directors is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolutions without further approval, ratification or confirmation by the shareholders.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REMOVAL OF THE PRE-EXISTING COMPANY PROVISIONS.

PROPOSAL 2

ADOPTION OF NEW ARTICLES

The Company’s existing Articles (the “Existing Articles”) were implemented on May 30, 1986 pursuant to the Old Act. Since that time, a number of amendments have been made to the Corporations Act and certain corporate practices have evolved which are not reflected in the Existing Articles.

Accordingly, the Directors are recommending that the Company adopt a new form of Articles (the “Revised Articles”) to incorporate the provisions reflected in the amendments to the Act and to facilitate the Company being able to take advantage of certain mechanisms permitted by the legislation.

Key Provisions of Revised Articles

The following is a summary of certain key provisions contained in the Revised Articles that represent a change from the Existing Articles:

1.	Shareholder Resolutions at Meetings: the requisite majority to pass a special resolution at a meeting of shareholders may be decreased from a three-quarters majority to a two-thirds majority;

2.

Shareholder Resolutions by Written Consent: shareholders’ may pass a resolution without a meeting by unanimous written consent in the case of a special resolution, or by consent of the shareholders holding two-thirds of the voting shares in the case of an ordinary resolution;

3.	Location of Shareholder Meeting: general meetings of shareholders of the Company can now, if the location is approved by directors’ resolution, be held outside of British Columbia;

4.

Time of Shareholder Meeting: general meetings of shareholders of the Company are required to be held each calendar year and not more than fifteen months (rather than thirteen months as was previously the case) after the holding of the last preceding annual general meeting;

5.

Quorum for Shareholder Meetings: the quorum for a shareholder meeting will change to one person present at the meeting representing in person or by proxy, and not less than 10% of the votes eligible to be cast represented at such meeting;

6.	Redemption and Repurchase: any offer by the Company to purchase or redeem its own shares, need not be made pro rata to all the shareholders;

7.	Change of Name: the Company’s name may be changed by ordinary resolution or resolution of the directors;

8.

Director Indemnification: the Revised Articles reflect the Corporations Act provisions with respect to the indemnification of directors and officers and other eligible persons. These include the removal of court approval of any agreement to indemnify a director or officer in most cases, as well as mandatory indemnification in certain eligible cases;

9.

Non-certificated shares: the Revised Articles expressly permit the Company to issue shares using a book-based system where shareholders would receive a share statement rather than an actual physical share certificate. Use of a non-certificated share system has the potential to reduce the Company’s share records maintenance costs, facilitate transfers, and reduce the risk of loss of certificates; and

10.	Remuneration of Auditors: the directors of the Company can determine the remuneration of auditors without the Company obtaining shareholder approval.

Shareholders may request a full copy of the Revised Articles by contacting the Company as indicated in the heading “Additional Information” below.

The resolution to adopt the Revised Articles must be passed by not less than 75% of the votes cast by the shareholders present in person or by proxy at the Meeting. Accordingly, the Company’s shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, a special resolution as follows:

“BE IT RESOLVED, as a Special Resolution, THAT:

(a)	the existing Articles of the Company be cancelled and the new Articles be adopted as the Articles of the Company; and

(b)

the board of directors is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolutions without further approval, ratification or confirmation by the shareholders.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF NEW ARTICLES OF THE COMPANY.

PROPOSAL 3

INCREASE OF AUTHORIZED CAPITAL

The Company proposes to alter its Notice of Articles to increase the Company’s authorized capital from 100,000,000 common shares without par value to 150,000,000 common shares without par value. The Company previously had also authorized 3,000,000 preferred shares without par value, however as no preferred shares are presently outstanding, no preferred shares will be included in the proposed alteration.

The Company currently has no specific proposals or agreements for offers or sales of its common shares. The Company expects that costs associated with developing a mine at its Soledad Mountain project may require additional equity financing. Any mine project financing or series of financings could result in the allotment of additional common shares that would exceed the Company’s current authorized capital. Accordingly, the Company believes that it is prudent to increase the authorized capital at this time.

The rights, privileges, preferences and restrictions applicable to the Company’s common shares will not be affected by the proposed change to the authorized capital. There are currently no provisions in the current or Revised Articles or agreements to which the Company is a party or is aware of, or any other facts or circumstances, that would give the Company a basis to conclude that the increase in authorized capital would have the effect of delaying, deferring or preventing a potential change in control.

The resolution to increase the authorized capital must be passed by not less than 75% of the votes cast by the shareholders present in person or by proxy at the Meeting. Accordingly, the Company’s shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, a special resolution as follows:

“BE IT RESOLVED, as a Special Resolution, THAT:

(a)	the authorized capital of the Company be changed to 150,000,000 common shares, without par value, and no preferred shares, and the Company’s Notice of Articles be altered accordingly;

(b)

any director of the Company is instructed to authorize its agents to file a Notice of Alteration to a Notice of Articles with the British Columbia Registrar of Companies along with all other necessary documents and take such further actions that may be necessary to effect the amendment; and

(c)

the board of directors is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolutions without further approval, ratification or confirmation by the shareholders.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” INCREASING THE AUTHORIZED CAPITAL OF THE COMPANY TO 150,000,000 COMMON SHARES.

OTHER MATTERS

Golden Queen knows of no other matters that are likely to be brought before the Meeting. If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

PROPOSALS OF SHAREHOLDERS

Meeting Materials sent to Beneficial Shareholders who have not waived the right to receive Meeting Materials are accompanied by a Voting Instruction Form (“VIF”). This form is instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a Non-Registered Holder is able to instruct the Registered Shareholder how to vote on behalf of the Non-Registered Shareholder. VIF’s, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares which they beneficially own. Non-Registered Holders receiving a VIF cannot use that form to vote common shares directly at the Meeting - Non-Registered Holders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his/her behalf, the Non-Registered holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder or his/her nominee the right to attend and vote at the Meeting.

Proposals which shareholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2011 Meeting of Shareholders must be received by the Secretary of Golden Queen by December 1, 2010, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and Division 7 of Part 5 of the B.C. Business Corporations Act.

Dated at Vancouver, British Columbia, this <> day of July, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ H. Lutz Klingmann
H. Lutz Klingmann
President